UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 14, 2016

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona		85008
(Address of principal executive offices)		(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

New Credit Facilities

On April 15, 2016, ON Semiconductor Corporation (the “Company”) entered into (a) a $600 million senior revolving credit facility (the “Revolving Credit Facility”) and (b) a $2.2 billion term loan “B” facility (the “Term Loan “B” Facility”), the terms of which are set forth in a Credit Agreement (the “New Credit Agreement”), dated as of April 15, 2016, by and among the Company, as borrower, the several lenders party thereto, Deutsche Bank AG, New York Branch, as administrative agent and collateral agent, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BMO Capital Markets Corp., HSBC Securities (USA) Inc. and Sumitomo Mitsui Banking Corporation, as joint lead arrangers and joint bookrunners (the “Lead Arrangers”), Barclays Bank PLC, Compass Bank, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Morgan Stanley Senior Funding, Inc., BOKF, NA and KBC Bank N.V., as co-managers, and HSBC Bank USA, N.A. and Sumitomo Mitsui Banking Corporation, as co-documentation agents. Subject to the terms and conditions of the New Credit Agreement, on April 15, 2016, the Company borrowed an aggregate of $2.2 billion under the Term Loan “B” Facility (the “Gross Proceeds”).

Use of Proceeds

On April 15, 2016, the Gross Proceeds were deposited into escrow accounts pursuant to the terms of the Escrow Agreement (as defined below) and, upon release from escrow in accordance with the terms of the Escrow Agreement, will be available (i) to pay, directly or indirectly, the purchase price of the Company’s previously announced acquisition (the “Acquisition”) of Fairchild Semiconductor International, Inc. (“Fairchild”) pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 18, 2015, by and among the Company, Falcon Operations Sub, Inc. and Fairchild; (ii) to refinance, repay or terminate, including discharging and releasing all security and guaranties in respect of, all of the Company’s and Fairchild’s and its subsidiaries’ existing third party indebtedness for borrowed money (including, but not limited to, the Existing Credit Agreement (as defined below)) (the “Refinancing”) other than the indebtedness permitted to remain outstanding under the Merger Agreement and the New Credit Agreement, including, but not limited to (a) indebtedness incurred under the New Credit Agreement, (b) certain ordinary course capital leases, purchase money indebtedness, equipment financings, letters of credit and surety bonds, (c) indebtedness incurred pursuant to any current and noncurrent “Long-term debt” identified in the Company’s consolidated financial statements, including the Company’s 1.00% Convertible Senior Notes due 2020 (the “1.00% Notes”) and the Company’s 2.625% Convertible Senior Subordinated Notes due 2026, Series B (the “2.625% Notes”), and (d) other indebtedness, if any, to be agreed upon by the Company and the Lead Arrangers; (iii) to pay related transaction fees and expenses; and (iv) to pay interest on the Gross Proceeds to the extent required in the event of an event of default under the New Credit Agreement during the escrow period. The proceeds of any borrowings under the Term Loan “B” Facility incurred after the closing date of the Acquisition will be available for general corporate purposes.

The proceeds of any borrowings under the Revolving Credit Facility made on the closing date of the Acquisition will be available (i) to fund the purchase price of the Acquisition and the related transaction fees and expenses in an aggregate amount not to exceed $200 million; (ii) to finance the Refinancing; and (iii) to backstop or replace or cash collateralized letters of credit outstanding under facilities no longer available to the Company or its subsidiaries. The proceeds of any borrowings under the Revolving Credit Facility made after the closing date of the Acquisition will be available for working capital, capital expenditures and other general corporate purposes of the Company and its Restricted Subsidiaries (as defined in the New Credit Agreement), including the financing of permitted acquisitions and other permitted investments.

Interest Rates

Borrowings under the New Credit Agreement may be incurred in U.S. Dollars, euros, Pounds Sterling, Japanese Yen or any other currency approved by the administrative agent and the lenders, subject to certain qualifications described in the New Credit Agreement. Regardless of currency, all borrowings under the New Credit Agreement may, at the Company’s option, be incurred as either eurocurrency loans (“Eurocurrency Loans”) or alternate base rate loans (“ABR Loans”).

Eurocurrency Loans will accrue interest, for any interest period, at (a) a base rate per annum equal to the Adjusted LIBO Rate (as defined below) plus (b) an applicable margin equal to (i) 4.00% with respect to borrowings under the Revolving Credit Facility or (ii) 4.50% with respect to borrowings under the Term Loan “B” Facility.

ABR Loans will accrue interest, for any interest period, at (a) a base rate per annum equal to the highest of (i) the Federal funds rate plus 1/2 of 1%, (ii) the prime commercial lending rate announced by Deutsche Bank AG, New York Branch from time to time as its prime lending rate and (iii) the Adjusted LIBO Rate for a one month interest period (or if such day is not a business day, the immediately preceding business day) (determined after giving effect to any applicable “floor”) plus 1.00%; provided that, the Adjusted LIBO Rate for any day shall be based on the LIBO Rate (as defined below), subject to the interest rate floors set forth in the New Credit Agreement plus (b) an applicable margin equal to (i) 3.00% with respect to borrowings under the Revolving Credit Facility or (ii) 3.50% with respect to borrowings under the Term Loan “B” Facility.

After the completion of the Company’s first full fiscal quarter occurring six months after the closing date of the Acquisition, the applicable margin for borrowings under the Revolving Credit Facility may be decreased if the Company’s consolidated net leverage ratio decreases.

“LIBO Rate” means a base rate per annum equal to the London interbank offered rate as administered by ICE Benchmark Administration for such currency for a period equal in length to such interest period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by Deutsche Bank AG, New York Branch from time to time in its reasonable discretion in each case, the “LIBOR Screen Rate” at approximately 11:00 a.m., London time, on the quotation day for such currency and interest period, provided, that if the LIBOR Screen Rate shall be less than (i) in the case of borrowings under the Term Loan “B” Facility, 0.75%, such rate shall be deemed to be 0.75% and (ii) in the case of borrowings under the Revolving Credit Facility, 0%, such rate shall be deemed 0%.

“Adjusted LIBO Rate” means (x) the LIBO Rate for such interest period multiplied by (y) a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board of Governors of the Federal Reserve System of the United States, the Financial Conduct Authority, the Prudential Regulation Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in the applicable currency, expressed in the case of each such requirement as a decimal. Such reserve, liquid asset, fees or similar requirements shall include those imposed pursuant to Regulation D of the Board of Governors of the Federal Reserve System of the United States.

Maturity Dates

The Revolving Credit Facility matures on the five year anniversary of the closing of the Acquisition. The Term Loan “B” Facility matures on March 31, 2023.

Mandatory Prepayments

Following the closing date of the Acquisition, amounts outstanding under the New Credit Agreement will be subject to mandatory prepayments, subject to customary exceptions, (i) from the net cash proceeds to the Company or any Restricted Subsidiary (as defined in the New Credit Agreement) from the incurrence or issuance of additional debt prohibited by the terms of the New Credit Agreement, (ii) from the net cash proceeds to the Company or any Restricted Subsidiary from certain asset sales or recovery events and (iii) from a percentage of the net amount of (a) Excess Cash Flow (as defined in the New Credit Agreement) to the Company minus (b) the amount of voluntary prepayments and Dutch auction purchases made by the Company.

Certain Covenants and Events of Default

The New Credit Agreement contains affirmative and negative covenants that are customary for credit agreements of this nature. Certain of the affirmative and negative covenants will not apply until the closing date of the Acquisition. The negative covenants include, among other things, limitations on asset sales, mergers and acquisitions, indebtedness, liens, investments and transactions with affiliates. The New Credit Agreement contains two financial covenants: (i) a maximum total leverage ratio of consolidated total indebtedness to consolidated earnings before interest, taxes, depreciation and amortization and other adjustments described in the New Credit Agreement (“consolidated EBITDA”) for the trailing four consecutive quarters of (a) 4.50 to 1.00 for any period ending on or prior to September 30, 2017 and (b) 4.00 to 1.00 for each fiscal quarter thereafter; and (ii) a minimum interest coverage ratio of consolidated EBITDA to consolidated interest expense for the trailing four consecutive quarters of (a) 4.50 to 1.00 for any period ending on or prior to September 30, 2017 and (b) 5.00 to 1.00 for each fiscal quarter thereafter.

The New Credit Agreement includes customary events of default that include, among other things, non-payment defaults, inaccuracy of representations and warranties, covenant defaults, cross default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, ERISA defaults and a change of control default. Certain of the events of default will not apply until the closing date of the Acquisition. The occurrence of an event of default could result in the acceleration of the obligations under the New Credit Agreement and cross-default other indebtedness of the Company.

Certain Relationships

In the ordinary course of their respective businesses, certain of the lenders and other parties to the Credit Agreement and their respective affiliates have engaged, and may engage, in commercial banking, investment banking, financial advisory or other services with the Company and any of its affiliates for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

Guarantee and Collateral Agreement

On April 15, 2016, the Company entered into a Guarantee and Collateral Agreement with the other signatories thereto, as grantors, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent under the New Credit Agreement, pursuant to which the Company’s obligations under the New Credit Agreement are guaranteed by certain of the domestic subsidiaries of the Company and are secured by a pledge of substantially all of the assets of the guarantors including a pledge of the equity interests in certain of the Company’s domestic and first-tier foreign subsidiaries, subject to customary exceptions.

Escrow Agreement

On April 15, 2016, the Company entered into an Escrow Agreement (the “Escrow Agreement”) with MUFG Union Bank, N.A., as escrow agent (the “Escrow Agent”), and Deutsche Bank AG New York Branch, as administrative agent and collateral agent. Concurrently with the execution of the Escrow Agreement and the borrowings under the Term Loan “B” Facility on April 15, 2016, the Escrow Agent established escrow accounts in which Deutsche Bank AG New York Branch, as administrative agent, deposited (1) the Gross Proceeds, net of original issue discount, and (2) an amount equal to the regularly accruing interest on the Gross Proceeds for (a) the period from April 15, 2016 until May 1, 2016, accruing interest as ABR Loans, and (b) the next three one-month interest periods thereafter accruing interest as Eurocurrency Loans, assuming that the full amount of the Gross Proceeds outstanding on such date remains outstanding throughout such periods.

Pursuant to the Escrow Agreement, Deutsche Bank AG New York Branch, as collateral agent, has a perfected first-priority security interest in the escrow accounts on behalf of the lenders party to the New Credit Agreement. Funds in the escrow accounts will only be released upon satisfaction of certain conditions described in the Escrow Agreement, including consummation of the Acquisition and the Refinancing on or prior to November 18, 2016 (the “Acquisition Deadline”). If such conditions are not satisfied on or prior to the Acquisition Deadline, the Escrow Agent will release the funds to the administrative agent for repayment of the Gross Proceeds, any accrued interest and any fees in connection therewith. Prior to the Acquisition Deadline, funds in the escrow accounts may also be released in the event of a payment default under the New Credit Agreement, in which case the amount released shall be limited to the amount required to cure the default.

Existing Credit Facility Waiver

In connection with the Acquisition, the entry into the New Credit Agreement and the transactions contemplated thereby, on April 14, 2016, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) under that certain Amended and Restated Credit Agreement, dated as of October 10, 2013, among Semiconductor Components Industries, LLC, a wholly-owned subsidiary of the Company (“SCILLC”), as borrower, the Company, the Administrative Agent and the several banks and other financial institutions from time to time party thereto (the “Existing Credit Agreement”), and the Required Lenders (as defined in the Existing Credit Agreement) entered into a consent memorandum pursuant to which (i) the Required Lenders waived potential defaults under the Existing Credit Agreement relating to indebtedness, liens, purchases, acquisitions and restrictive agreements in connection with the Acquisition, the entry into the New Credit Agreement and the transactions contemplated thereby, and (ii) the Required Lenders agreed that the calculations of the total leverage ratio, the interest coverage ratio, and senior leverage ratio under the Existing Credit Agreement shall not take into account the obligations of the Company, SCILLC and their subsidiaries in connection with the Acquisition, the entry into the New Credit Agreement and the transactions contemplated thereby.

Supplemental Indentures

On April 14, 2016, the Company and the Additional Guarantors (as defined herein) entered into a Second Supplemental Indenture (the “1.00% Notes Supplemental Indenture”) with Wells Fargo Bank, National Association, as trustee (the “1.00% Notes Trustee”), to that certain Indenture (the “1.00% Notes Indenture”), dated as of June 8, 2015, among the Company, the guarantors party thereto and the 1.00% Notes Trustee, pursuant to which the Company has issued the 1.00% Notes. Pursuant to the 1.00% Notes Supplemental Indenture, Aptina (U.S.) Inc. and Aptina, LLC (the “Additional Guarantors”), both of which are domestic subsidiaries of the Company, guaranteed the Company’s obligations under the 1.00% Notes Indenture and the 1.00% Notes.

On April 14, 2016, the Company and the Additional Guarantors entered into a Second Supplemental Indenture (the “2.625% Notes Supplemental Indenture”) with Deutsche Bank Trust Companies Americas, as trustee (the “2.625% Notes Trustee”), to that certain Indenture (the “2.625% Notes Indenture”), dated as of December 15, 2011, among the Company, the guarantors party thereto and the 2.625% Trustee, pursuant to which the Company has issued the 2.625% Notes. Pursuant to the 2.625%% Notes Supplemental Indenture, the Additional Guarantors guaranteed the Company’s obligations under the 2.625% Notes Indenture and the 2.625% Notes.

Joinder to Amended and Restated Credit Agreement

On April 14, 2016, the Additional Guarantors entered into a Joinder (the “Joinder”) to that certain Amended and Restated Guaranty, dated as of October 10, 2013, among the Initial Guarantors (as defined therein) and the Administrative Agent, pursuant to which the Additional Guarantors guaranteed the obligations of SCILLC under the Existing Credit Agreement.

The foregoing descriptions of the New Credit Agreement, the Guarantee and Collateral Agreement, the Escrow Agreement, the 1.00% Notes Supplemental Indenture, the 2.625% Notes Supplemental Indenture and the Joinder do not purport to be complete and are qualified in their entirety by reference to the full and complete terms of the New Credit Agreement, the Guarantee and Collateral Agreement, the Escrow Agreement, the 1.00% Notes Supplemental Indenture, the 2.625% Notes Supplemental Indenture and the Joinder, which are filed as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under “New Credit Facilities” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated April 14, 2016, among ON Semiconductor Corporation, the guarantors party thereto and Wells Fargo Bank, National Associate, as trustee.

4.2	Second Supplemental Indenture, dated April 14, 2016, among ON Semiconductor Corporation, the guarantors party thereto and Deutsche Bank Trust Companies Americas, as trustee.

10.1	Credit Agreement, dated April 15, 2016, among ON Semiconductor Corporation, as borrower, the several lenders party thereto, Deutsche Bank AG, New York Branch, as administrative agent and collateral agent, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BMO Capital Markets Corp., HSBC Securities (USA) Inc. and Sumitomo Mitsui Banking Corporation, as joint lead arrangers and joint bookrunners, Barclays Bank PLC, Compass Bank, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Morgan Stanley Senior Funding, Inc., BOKF, NA and KBC Bank N.V., as co-managers, and HSBC Bank USA, N.A. and Sumitomo Mitsui Banking Corporation, as co-documentation agents.

10.2	Guarantee and Collateral Agreement, dated April 15, 2016, among ON Semiconductor Corporation and the other signatories thereto in favor of Deutsche Bank AG New York Branch, as administrative agent and collateral agent.

10.3	Escrow Agreement, dated April 15, 2016, among ON Semiconductor Corporation, MUFG Union Bank, N.A., as escrow agent, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent.

10.4	Joinder to Amended and Restated Guaranty, dated April 14, 2016, among the guarantors party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: April 15, 2016	By:	/s/ George H. Cave
George H. Cave
Executive Vice President, General Counsel, Chief Compliance and Ethics Officer, Chief Risk Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated April 14, 2016, among ON Semiconductor Corporation, the guarantors party thereto and Wells Fargo Bank, National Associate, as trustee.

4.2	Second Supplemental Indenture, dated April 14, 2016, among ON Semiconductor Corporation, the guarantors party thereto and Deutsche Bank Trust Companies Americas, as trustee.

10.1	Credit Agreement, dated April 15, 2016, among ON Semiconductor Corporation, as borrower, the several lenders party thereto, Deutsche Bank AG, New York Branch, as administrative agent and collateral agent, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BMO Capital Markets Corp., HSBC Securities (USA) Inc. and Sumitomo Mitsui Banking Corporation, as joint lead arrangers and joint bookrunners, Barclays Bank PLC, Compass Bank, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Morgan Stanley Senior Funding, Inc., BOKF, NA and KBC Bank N.V., as co-managers, and HSBC Bank USA, N.A. and Sumitomo Mitsui Banking Corporation, as co-documentation agents.

10.2	Guarantee and Collateral Agreement, dated April 15, 2016, among ON Semiconductor Corporation and the other signatories thereto in favor of Deutsche Bank AG New York Branch, as administrative agent and collateral agent.

10.3	Escrow Agreement, dated April 15, 2016, among ON Semiconductor Corporation, MUFG Union Bank, N.A., as escrow agent, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent.

10.4	Joinder to Amended and Restated Guaranty, dated April 14, 2016, among the guarantors party thereto.